UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

DANIMER SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39280	84-1924518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Industrial Boulevard
Bainbridge, Georgia		39817
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 229 243-7075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 23, 2024, Danimer Scientific, Inc. (the “Company”) held a Special Meeting of Stockholders (“Special Meeting”). Of the 120,771,640 shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) outstanding and entitled to vote at the Annual Meeting, 68,098,245 shares of Common Stock were present in person or by proxy, representing approximately 56% of the Company’s shares of Common Stock entitled to vote at the Special Meeting.

At the Special Meeting, the Company’s stockholders approved the following proposal:

Proposal 1 – To approve an amendment and restatement of the Company’s Fifth Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of all outstanding shares of Common Stock into a lesser number of shares of Common Stock at a ratio in the range of 1-for-20 to 1-for-40 (“Range”) with the ratio within such Range to be determined at the discretion of the Board of Directors without further approval or authorization of the Company’s stockholders and included in a public announcement and such amended and restated certificate of incorporation.

The voting results are set forth below:

Votes For	Votes Against	Votes Abstained
63,069,760	4,414,588	613,897

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Danimer Scientific, Inc

Date:	October 23, 2024	By:	/s/ Stephen A. Martin
Stephen A. Martin Chief Legal Officer and Corporate Secretary